UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29903 Agoura Road Agoura Hills, California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

27001 Agoura Road, Suite 325
Calabasas Hills,
California

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance & Management

Item 5.02  Departure, election, or appointment of directors or officers

On October 14, 2005, the Board of Directors (the “Board”) of THQ Inc. (the “Registrant”) expanded the Board from five to six directors and appointed Jeffrey W. Griffiths to the Board to fill the vacancy created by the expansion of the size of the Board.  Mr. Griffiths’ was also appointed to the Registrant’s audit committee.

Mr. Griffiths’ background is as follows:

Mr. Griffiths was president and CEO of video game retailer Electronics Boutique Holdings Corp. (“EB”) from 2001 through 2005 when EB merged with GameStop Corp. Mr. Griffiths’ career at EB spanned more than 20 years. He served as vice president and senior vice president of Merchandising, Marketing and Distribution for Electronic Boutique from 1987 to 1996 and from 1996 to 2001, respectively. Mr. Griffiths holds a M.B.A. from Temple University and a B.A. from Albright College. He serves on the Board of Trustees of Albright College and the Board of Directors of the Philadelphia Academies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: October 20, 2005		Edward K. Zinser
Executive Vice President
Chief Financial Officer and Chief Accounting Officer